Exhibit 99.1

Contacts:

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
Alliance Data
214.494.3811
Shelley.whiddon@alliancedata.com

ALLIANCE DATA’S LARGEST CLIENT, BANK OF MONTREAL, SIGNS
LONG-TERM RENEWAL WITH CANADIAN LOYALTY BUSINESS

Multi-Year Agreement Extends Credit Card and Retail Banking Partnership with the AIR MILES® Reward Program

DALLAS, TX, January 14, 2013 -- Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that its Canadian loyalty business renewed a multi-year agreement with Bank of Montreal (TSX:BMO)(NYSE:BMO), as a sponsor in the AIR MILES Reward Program. Alliance Data’s number one client, Bank of Montreal (BMO) will continue to issue reward miles in the Canadian coalition program, building on its leadership and participation as a founding sponsor in the program since 1992.

BMO consumer and business customers earn AIR MILES reward miles on a variety of BMO products, offers and services, including credit card purchases with a BMO credit card; debit spend within the BMO AIR MILES Banking Plan; and select special offers on investments and lending.

Terms of the agreement were not released, however the renewal is based on substantially similar terms and conditions as in the prior agreement, including category exclusivity in retail banking and co-exclusivity in the credit card category.

 “A leader in Canadian banking and a long-time significant sponsor in our program, BMO has worked with us for more than 20 years to focus on delivering exceptional customer value and continuously exploring opportunities to stimulate new issuance growth,” said Bryan Pearson, president of LoyaltyOne, owner and operator of the AIR MILES Reward Program. “The renewal of this multi-year agreement reflects the strength and importance of this long-standing partnership. We look forward to continuing to pursue long-term, sustainable strategies and initiatives with BMO that drive growth and enrich relationships.”

“BMO’s vision is to be the bank that defines great customer experience, by making money make sense for our customers as we continue to provide them with products and services that help them meet the challenges of managing their day-to-day finances,” said David Heatherly, Head, North American Payments - Personal and Small Business, BMO Financial Group.  “By renewing our multi-year agreement as a sponsor of the AIR MILES Reward Program, BMO customers will continue to enjoy the unrivalled benefits of Canada’s preeminent rewards program for years to come.”

About BMO Financial Group

Established in 1817 as Bank of Montreal, BMO Financial Group is a highly-diversified North American financial services organization. With total assets of $525 billion as at October 31, 2012, and more than 46,000 employees, BMO Financial Group provides a broad range of retail banking, wealth management and investment banking products and solutions.

About LoyaltyOne

LoyaltyOne is a global leader in the design and implementation of coalition loyalty programs, customer analytics and loyalty services for Fortune 1000 clients around the world. LoyaltyOne's unparalleled track record delivering sustained business performance improvement for clients stems from its unique combination of hands-on practitioner experience and continuous thought leadership. LoyaltyOne has over 20 years history leveraging data-driven insights to develop and operate some of the world's most effective loyalty programs and customer-centric solutions. These include the AIR MILES Reward Program, North America's premier coalition loyalty program and a working partnership with Latin America's leading coalition program, dotz. LoyaltyOne is also the equity partner of Direxions, a loyalty pioneer headquartered in India and the owner of COLLOQUY, a group dedicated to research, publishing and education for the global loyalty industry. LoyaltyOne is an Alliance Data company. For more information, visit www.loyalty.com.

About Alliance Data

Alliance Data® (NYSE: ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data and its three businesses employ approximately 11,000 associates at more than 70 locations worldwide.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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